Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-4 of National Commerce Corporation of our report dated September 29, 2017 with respect to the consolidated financial statements of Private Bancshares, Inc. and subsidiary, appearing in the Current Report on Form 8-K filed by National Commerce Corporation on October 4, 2017.

We also consent to the reference to our firm under the heading “Experts.”

/s/PORTER KEADLE MOORE, LLC

Atlanta, Georgia

October 6, 2017